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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 4 to Form S-3 (File no. 333-71064) of our report dated January 31, 2002, relating to Eloquent, Inc.'s consolidated financial statements and financial statement schedule, which appears in Eloquent, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Jose, California
June 19, 2002